Exhibit 99.2

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF ALCOBRA LTD.

On March 16th, 2017 Brosh Capital L.P. and Exodus Capital L.P., (shareholders holding approximately 17% of the voting rights in the Company) ("The Shareholders"), requested Alcobra Ltd's. (“Company”) board of directors to convene an extraordinary meeting of the shareholders of the Company, in accordance with section 63(b) to the Israeli Companies Law 5759-1999 ("Companies Law"). Pursuant to a letter we received from the Company, in which the Company unlawfully declined our request to convene the extraordinary meeting, we hereby convene an independent extraordinary general meeting of the shareholders in accordance with section 64 to the Companies Law.

Notice is hereby given that an extraordinary General Meeting of the Shareholders of the Company will be held on May 23rd, 2017, at 10:00 am (Israel Time), at the offices of Erez Rozenbuch Advocates offices at "Beit Sasson Hugi", 12 Abba Hillel st., 13th Fl., Ramat-Gan 5250606, Israel (“Meeting”), for the following purposes:

1.	To remove and dismiss all of the directors of the Company from the Board of Directors.

2.	To amend article 4.2.1 to the Articles of Association.

3.	To determine that the number of directors on the board of directors will be five directors.

4.	To elect five qualified directors out of six candidates: Mr. Jerome Zeldis, Mr. Kevin Connelly, Mr. Yuval Yanai, Mr. Asher Holzer, Mr. Amir Efrati and Mr. Asaf Frumerman to serve as directors on the board of directors of the Company until the next Annual Meeting, or until they cease to serve in their office in accordance with the provisions of the Company's Articles of Association or any law, whichever is the earlier.

Record Date and Right to Vote

Subject to the provisions of Israeli law and the Company's Articles of Association (“Articles”), only shareholders of record as of the close of trading on the Nasdaq Global Market on April 18th, 2017 (“Record Date”) are entitled to attend and vote at the Meeting and any adjournments or postponements thereof. You are also entitled to notice of the Meeting and to vote at the Meeting if you held ordinary shares of the Company par value NIS 0.01 per share (“Ordinary Shares”) through a bank, broker or other nominee which was one of the Company’s shareholders of record at the close of business on the Record Date. We believe there are 27,560,920 Shares outstanding, which is the total number of Shares outstanding as reported in the Issuer’s Annual Report on Form 20-F filed with the Securities and Exchange Commission on March 4, 2016.

A shareholder whose Ordinary Shares are registered in his, her, or its favor with a member of a stock exchange and which are included in the Ordinary Shares registered in the register of shareholders of the Company under the name of such member of a stock exchange, shall be required to prove ownership of such Ordinary Shares as of the Record Date by providing Erez Rozenbuch Advocates offices at "Beit Sasson Hugi", 12 Abba Hillel st., 13th Fl., Ramat-Gan 5250606, Israel, before the time appointed for holding the Meeting, with proof of ownership, issued by a member of a stock exchange, or a copy of the shareholder's Identification Card, passport, or Incorporation Certificate if such shareholder is registered in the register of shareholders of the Company.

Legal Quorum

Under the Articles, no business may be transacted at any shareholders meeting unless a quorum is present when the meeting begins.  The quorum required for a meeting is the presence, in person or by proxy or by a voting deed, of at least two shareholders, holding in the aggregate at least one third of the issued and outstanding Ordinary Shares as of the Record Date (“Quorum”).  If within an hour from the time appointed for holding a meeting a Quorum is not present, the meeting shall be dissolved and it shall stand adjourned to the same day in the next week (or the business day following such day, if such day is not a business day) at the same time and place and two shareholders then present at such adjourned meeting, in person or by proxy or by a voting deed, shall constitute a Quorum.

Abstentions are counted in determining if a Quorum is present.

Proxy

You can vote your shares by attending the Meeting or by completing and signing a WHITE proxy card. Enclosed is the WHITE proxy card for the Meeting that is being solicited by shareholders holding approximately 17% of the Company's voting rights. If you are voting by proxy, please follow the instructions on the WHITE proxy card. We encourage all shareholders to vote by proxy, even if attending the Meeting.

We are mailing copies of this invitation and the WHITE proxy card to the Company's shareholders of record as of the Record Date, and we will solicit proxies primarily by mail and e-mail. The original solicitation of proxies by mail and e-mail may be further supplemented by solicitation by telephone, mail, e-mail and other means by certain of our officers, directors and employees of Brosh Capital L.P. and Exodus Capital L.P. (who will not receive additional compensation for these services). We will bear the cost of external solicitors and of the solicitation of the WHITE proxy cards, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of the Company's Ordinary Shares. It should be clarified that we may turn to the Company and/or the current serving members of the board of directors, for reimbursement of all of our expenses in accordance with the provisions of section 64(b) to the Companies Law.

We will not be able to count a WHITE proxy card unless we receive it, accompanied by a copy of (a) the shareholder's Identification Card, passport, or Incorporation Certificate (if applicable), with respect to a shareholder who is registered in the register of shareholders of the Company, and (b) with proof of ownership, as specified above, with respect to a shareholder whose shares are registered under the name of a member of a stock exchange.

We will not be able to count your vote unless we receive a WHITE proxy card at the offices of Erez Rozenbuch Advocates offices at "Beit Sasson Hugi", 12 Abba Hillel st., 13th Fl., Ramat-Gan 5250606, Israel, or at the firm assisting us, Saratoga Proxy Consulting LLC at 520 8th Avenue, 14th Floor, New York, NY 10018 in the enclosed envelope, by May 23rd, at 6:00 am Israel time, which is May 22nd 2017 at 11:00 pm Eastern Standard Time.

If you sign and return the enclosed WHITE proxy card, your shares will be voted in favor of all of the proposed resolutions, whether or not you specifically indicate a “FOR” vote, unless you specifically abstain or vote against a specific resolution. On all matters considered at the Meeting, abstentions will be treated as neither a vote “FOR” nor “AGAINST” the matter, although they will be counted in determining if a Quorum is present.

For your convenience, the following are our contact information which you may use to send us your WHITE proxy card if you are a holder on the registry. Otherwise, please return the WHITE proxy card to your broker.

Erez Rozenbuch Advocates:

Fax Number: +972-3-5229933

Mail: Michal@er-adv.com

Brosh Capital:

Fax Number: 972-77-3206057

Mail: info@broshcapital.co.il

By order of shareholders holding approximately 17% of the Company's voting rights, and in accordance with section 64 of the Israeli Companies Law 5759-1999.

Brosh Capital L.P. Exodus Capital L.P.

ALCOBRA LTD.

PROXY STATEMENT

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished to the holders of ordinary shares, NIS 0.01 nominal value per share (“Ordinary Shares”), of Alcobra Ltd. (“Company”) in connection with the solicitation of proxies for use at the Extraordinary General Meeting of Shareholders, or at any adjournment thereof, pursuant to the accompanying Notice of Extraordinary General Meeting of Shareholders. The meeting will be held on May 23rd, 2017, at 10:00 am (Israel Time), at the offices of Erez Rozenbuch Advocates offices at "Beit Sasson Hugi", 12 Abba Hillel st., 13th Fl., Ramat-Gan 5250606, Israel (“Meeting”).

SOLICITATION OF PROXIES

The agenda for the Meeting is as follows:

1.	To remove and dismiss all of the directors of the Company from the Board of Directors.

2.	To amend article 4.2.1 to the Articles of Association.

3.	To determine the number of directors on the board of directors.

4.	To elect five qualified directors out of six candidates: Mr. Jerome Zeldis, Mr. Kevin Connelly, Mr. Yuval Yanai, Mr. Asher Holzer, Mr. Amir Efrati and Mr. Asaf Frumerman to serve as directors on the board of directors of the Company until the next Annual Meeting, or until they cease to serve in their office in accordance with the provisions of the Company's Articles of Association or any law, whichever is the earlier.

.

ITEM 1 –TO REMOVE AND DISMISS ALL OF THE DIRECTORS OF
THE COMPANY FROM THE BOARD OF DIRECTORS

The shareholders are of the opinion that the current serving directors of the Company, Mr. Howard B. Rosen, Dr. Yaron Daniely, Dr. Joao Siffert, Mr. Daniel E. Geffken, Dr. Aharon Schwartz, Mr. Arieh Ben Yosef, Mr. Ofer Segev and Mrs. Orli Tori, are causing extreme damages to the Company and all of its shareholders.

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to remove and dismiss of the serving directors (Mr. Howard B. Rosen, Dr. Yaron Daniely, Dr. Joao Siffert, Mr. Daniel E. Geffken, Dr. Aharon Schwartz, Mr. Arieh Ben Yosef, Mr. Ofer Segev and Mrs. Orli Tori) from the board of directors of the Company.

The affirmative vote of a majority of the shares voting on the matter is required to approve this resolution.

ITEM 2 – TO AMEND ARTICLE 4.2.1 OF THE ARTICLES

The Articles do not allow for a general meeting that is not an annual meeting to determine the number of directors on the board of directors. The Shareholders believe that this article limits the ability of the shareholders of the Company to supervise the board from spending excessive amounts of cash of the Company. The proposed articles is: "The number of Directors in the Company shall be determined from time to time by the general meeting, provided that this shall not be fewer than 5 and not more than 11 directors, including External Directors, if The Company is obligated to appoint External Directors as determined in the Companies Law."

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to change article 4.2.1 to the Articles of Association of the company: "The number of Directors in the Company shall be determined from time to time by the general meeting, provided that this shall not be fewer than 5 and not more than 11 directors, including External Directors, if The Company is obligated to appoint External Directors as determined in the Companies Law."

The affirmative vote of a majority of the shares voting on the matter is required to approve this resolution.

ITEM 3 – TO DETERMINE THE NUMBER OF DIRECTORS ON THE BOARD OF DIRECTORS

The number of directors serving on the Board of Directors will be five (5) directors, which is sufficient to run the company and lower current excessive unnecessary expenses.

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to determine that the number of directors on the board of directors will be five directors.

The affirmative vote of a majority of the shares voting on the matter is required to approve this resolution.

ITEM 4 – ELECTION OF FIVE QUALIFIED DIRECTORS OUT OF THE SIX FOLLOWING CANDIDATES: MR. JEROME ZELDIS, MR. KEVIN CONNELLY, MR. YUVAL YANAI, MR. ASHER HOLZER, MR. AMIR EFRATI AND MR. ASAF FRUMERMAN AS DIRECTORS ON THE BOARD OF DIRECTORS

The Company’s Articles of Association provide that the General Meeting shall appoint directors.

New Israeli Regulations provide that Israeli companies with securities listed on certain foreign exchanges, including NASDAQ, such as the Company, that satisfy certain conditions, namely, (i) meeting the applicable foreign country laws and regulations that apply to companies organized in that country relating to the appointment of independent directors and composition of audit and compensation committees; and (ii) have no controlling shareholder, are exempt from the requirement to appoint External Directors and certain other corporate governance requirements that are otherwise dictated under the Companies Law.

As required by the Companies Law, all director candidates have declared in writing that they possess the requisite skills and expertise, as well as sufficient time, to perform their duties as a director of the Company.

Biographical information about each of the candidates is provided below.

 Mr. Jerome Zeldis is the chief medical officer and president of Clinical Operations Sorrento Therapeutics Inc. he also served as the CEO of Celgene Global Health and CMO Celege Corporation from 2009-2016.  Since June 2011, he has served on the board of directors of Soligenix, Inc., and on the board of directors of Alliqua, Inc. and Bionor Pharma ASA since May 2012. In addition, Dr. Zeldis has previously served as Assistant Professor of Medicine at Harvard Medical School, Associate Professor of Medicine at the University of California, Davis, Clinical Associate Professor of Medicine at Cornell Medical School and Professor of Clinical Medicine at the Robert Wood Johnson Medical School. Dr. Zeldis received an A.B. and M.S. from Brown University and an M.D. and Ph.D. in Molecular Biophysics and Biochemistry (immunochemistry) from Yale University.

Mr. Kevin Connelly is a director and the acting CEO of virtus pharmaceuticals from 2015. He served as CEO of VersaPharm Inc. between 2007-2014 and CFO of Tao Pharmaceutical Industries Ltd between 1993-2006. Mr. Connelly holds a Bachelor of Science and Accounting degree from Fordham University.

Mr. Yuval Yanai currently serves as a director of Mazor Robotics Ltd and Check-Cap Ltd., an Israeli company whose shares are listed on the NASDAQ Global Market. Mr. Yanai also serves as an external director of Medical Compression Systems (D.B.N) Ltd. and as a director in Clal Biotechnology, Israeli companies whose shares are listed on the Tel Aviv Stock Exchange. Mr. Yanai also serves as an external director of Haddasah Medical Center and as a director of Compulab Ltd. Mr. Yanai also acts as the Chairman of Endobetix Ltd. Mr. Yanai holds a B.Sc. degree in Accounting and Economics from Tel-Aviv University.

Mr. Asher Holzer served as the chairman of the board, president and founder of InspireMD Inc., a public company whose shares are listed on NYSE. Mr. Holzer also served as chairman of the board, president and founder of TheraCoat Ltd and chief science officer and director of Biosig Technologies Inc. Mr, Holzer served as director and CEO of Dalix Thermapeutics Ltd and OSHIL Ltd. Mr. Holzer had taken extensive courses in business administration and accounting from the Hebrew University in Israel and has a 30 year experience in biotech, pharma and the medical device business.

Mr. Amir Efrati is the managing partner and portfolio manager of Brosh Capital L.P. and Exodus Capital L.P. he also served as managing partner and portfolio manager of The Dragon Variation Fund. Mr. Efrati has an MBA from Columbia Business School and a BA in Economics from Tel Aviv University in Israel. Mr. Efrati served as a director on Matomy Media Group Ltd, Brosh Funds Management Ltd, Exodus Management Ltd and Tao Hedge Funds Management Ltd.

Mr. Asaf Frumerman is a partner at Brosh Capital L.P. and Exodus Capital L.P. Mr. Frumerman worked as an analyst at The Dragon Variation Fund. Mr. Frumerman Holds a B.A in Accounting & L.L.B in Law, from the College of Management.

It is therefore proposed that the following resolution be adopted at the Meeting:

“RESOLVED, to elect five qualified directors out of the six following candidates: Mr. Jerome Zeldis, Mr. Kevin Connelly, Mr. Yuval Yanai, Mr. Asher Holzer, Mr. Amir Efrati and Mr. Asaf Frumerman to serve as directors of the Company until the next Annual Meeting, or until they cease to serve in their office in accordance with the provisions of the Company's Articles of Association or any law, whichever is the earlier.”

The affirmative vote of a majority of the shares voting on the matter is required to approve such resolution where the election of each director shall be voted separately. The five directors receiving the most votes will be elected to serve as directors on the Company’s board of directors.

ALCOBRA LTD.

PROXY

THIS PROXY IS SOLICITED ON BEHALF SHARE HOLDERS HOLDING APPROXIMATLY 17% OF THE COMPANY'S VOTING RIGHTS.

The undersigned hereby appoints Mr. Amir Efrati and Mr. Asaf Frumerman, and each of them, agents and proxies of the undersigned, with full power of substitution to each of them, to represent and to vote on behalf of the undersigned all the Ordinary Shares of Alcobra Ltd. (the “Company”) which the undersigned is entitled to vote at the extraordinary general meeting (the “general Meeting”) to be held at the offices of Erez Rozenbuch Advocates offices at "Beit Sasson Hugi", 12 Abba Hillel st., 13th Fl., Ramat-Gan 5250606, Israel, on May 23rd, 2017, at 10:00 am (Israel time), and at any adjournments or postponements thereof, upon the following matters, which are more fully described in the Notice of General Meeting of Shareholders and Proxy Statement relating to the General Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to any matter, this Proxy will be voted FOR such matter. Any and all proxies heretofore given by the undersigned are hereby revoked.

(Continued and to be signed on the reverse side)

GENERAL MEETING OF SHAREHOLDERS OF

ALCOBRA LTD.

May 23rd, 2017

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To remove and dismiss of the serving directors (Mr. Howard B. Rosen, Dr. Yaron Daniely, Dr. Joao Siffert, Mr. Daniel E. Geffken, Dr. Aharon Schwartz, Mr. Arieh Ben Yosef, Mr. Ofer Segev and Mrs. Orli Tori) from the board of directors of the Company.

☐           FOR           ☐           AGAINST           ☐           ABSTAIN

2.	To change article 4.2.1 to the Articles of Association of the company: "The number of Directors in the Company shall be determined from time to time by the general meeting, provided that this shall not be fewer than 5 and not more than 11 directors, including External Directors, if The Company is obligated to appoint External Directors as determined in the Companies Law."

☐           FOR           ☐           AGAINST           ☐           ABSTAIN

3.	To determine that the number of directors on the board of directors will be five directors.

☐           FOR           ☐           AGAINST           ☐           ABSTAIN

4.	To elect five qualified directors out of the six following candidates: Mr. Jerome Zeldis, Mr. Kevin Connelly, Mr. Yuval Yanai, Mr. Asher Holzer, Mr. Amir Efrati and Mr. Asaf Frumerman to serve as directors of the Company until the next Annual Meeting, or until they cease to serve in their office in accordance with the provisions of the Company's Articles of Association or any law, whichever is the earlier.

a.	To elect Mr. Jerome Zeldis to serve as a director.

☐           FOR           ☐           AGAINST           ☐           ABSTAIN

b.	To elect Mr. Kevin Connelly to serve as a director.

☐           FOR           ☐           AGAINST           ☐           ABSTAIN

c.	To elect Mr. Yuval Yanai to serve as a director.

☐           FOR           ☐           AGAINST           ☐           ABSTAIN

d.	To elect Mr. Asher Holzer to serve as a director.

☐           FOR           ☐           AGAINST           ☐           ABSTAIN

e.	To elect Mr. Amir Efrati to serve as a director.

☐           FOR           ☐           AGAINST           ☐           ABSTAIN

f.	To elect Mr. Asaf Frumerman to serve as a director.

☐           FOR           ☐           AGAINST           ☐           ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Extraordinary General Meeting or any adjournment or postponement thereof.

__________________	___________________	x____________, 2017

NAME	SIGNATURE	xDATE
_________________	___________________	x____________, 2017

NAME	SIGNATURE	xDATE

Please sign exactly as your name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signed is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.